SEVERANCE AGREEMENT AND GENERAL RELEASE

This Severance Agreement and General Release (this “Agreement”) dated this 21st day of April 2022, is entered into by and between FARO Technologies, Inc. (the “Company”), and Kevin Beadle (“Executive”).

Recitals

WHEREAS, in connection with Executive’s separation from the Company, and in order to promote a smooth and amicable transition of duties, the Company has decided to offer the separation compensation and other consideration described herein, conditioned upon Executive’s compliance with the terms and conditions described in this Agreement.

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Agreement

1) Separation. Executive’s last date of employment with the Company shall be April 29, 2022 (the “Separation Date”). Executive hereby resigns from any and all officer, director, employee, consultant, service provider or equivalent positions that Executive may hold or be deemed to hold with the Company, effective as of the Separation Date.

2) Consideration. Contingent upon: (i) Executive’s execution of this Agreement and this Agreement becoming irrevocable and effective; (ii) Executive’s compliance with the terms of this Agreement; (iii) Executive behaving professionally and complying with all workplace policies between the date of this Agreement and the Separation Date; and (iv) Executive reaffirming the terms of this Agreement including the release so that it covers the period between the date of this Agreement and the Separation Date by signing and returning the Certificate attached as Exhibit A hereto after the Separation Date but no later than seven days after the Separation Date, the Company agrees to pay Executive the following consideration (the “Separation Compensation”):

(a) A lump sum payment equal to Executive’s current base salary in the amount of $310,000, which shall be made within thirty (30) days following Certificate Effective Date (as defined in Exhibit A below);

(b) Executive’s health insurance benefits with the Company shall continue on the same terms and conditions through the Separation Date, and cease to be effective at the conclusion of the Separation Date. Following the Separation Date, in the event that Executive chooses to exercise his rights under COBRA to continue his participation in the Company’s health insurance plan, the Company shall directly pay the premium for Executive and his covered dependents through the earlier of (A) April 30, 2023, or (B) the date

Executive and Executive’s covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s) (the “Subsidized COBRA Period”), provided that if the Company determines that it cannot provide the foregoing benefit without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act) or incurring an excise tax, then, in lieu of the foregoing benefit, a taxable amount equal to each remaining Company subsidy payment will thereafter be paid to Executive in substantially equal monthly installments. Should the Executive or covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s), Executive must notify the Company immediately regardless if Executive has elected to enroll in such coverage. Per the terms of this Agreement, the COBRA subsidy will cease when Executive becomes eligible under another employer’s plan(s).

(c) Executive shall have use of the Employee Assistance Plan provided by the Company during the Subsidized COBRA Period; and

(d) An additional lump sum payment equal to $255,000, which shall be made within thirty (30) days following Certificate Effective Date (as defined in Exhibit A below).

3) General Release and Covenant Not to Sue. In return for the Separation Compensation described in Section 2, Executive fully and forever discharges and releases the Company, its subsidiaries and affiliates, and each of their respective officers, directors, managers, employees, agents, attorneys and successors and assigns (collectively, the “FARO Companies”) from any and all claims or causes of action, known or unknown, for relief of any nature, arising on or before the date of this Agreement, which Executive now has or claims to have or which Executive at any time prior to signing this Agreement had, against the FARO Companies, including, but in no way limited to: any claim arising from or related to Executive’s employment by FARO or the termination of Executive’s employment with FARO, including but not limited to any claim under the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 1981, the Americans With Disabilities Act (“ADA”), the Family and Medical Leave Act (“FMLA”), the Employee Retirement Income Security Act (“ERISA”), the Equal Pay Act (“EPA”), the Occupational Safety and Health Act (“OSHA”), the Florida Civil Rights Act, Florida Civil Rights Act (§§ 760.01 to 760.11, Fla. Stat.), Florida Whistleblower Protection Act (§§ 448.101 to 448.105, Fla. Stat.), Florida Workers' Compensation Retaliation provision (§ 440.205, Fla. Stat.), Florida Minimum Wage Act (§ 448.110, Fla. Stat.), Article X, and Section 24 of the Florida Constitution (Fla. Const. art. X, § 24); Texas Labor Code (specifically including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act) and any and any and all other local, state, and federal law claims arising under statute or common law. Executive further represents that he has not assigned to any other person any of such claims, and that he has the full right to grant this release. It is agreed that this is a general release and it is to be broadly construed as a release of all claims, except those that cannot be released by law. By signing this Agreement, Executive acknowledges that he is doing so knowingly and voluntarily, that he understands that he may be releasing claims he may not know about, and that he is waiving all rights he may have had under any law that is intended to protect him from waiving unknown claims.

4) Protected Disclosures. Nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”). In addition, nothing contained in this Agreement limits Executive’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including Executive’s ability to provide documents or other information, without notice to the Company, nor does anything contained in this Agreement apply to truthful testimony in litigation. If Executive files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on Executive’s behalf, or if any other third party pursues any claim on Executive’s behalf, Executive waives any right to monetary or other individualized relief (either individually, or as part of any collective or class action); provided that nothing in this Agreement limits any right Executive may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission.

5) No Admission of Liability. The signing of this Agreement, the payment of the Separation Compensation, and the conferring of any other consideration upon Executive is not an admission by the Company of fault or potential liability on the part of the Company. Rather, this Agreement is entered into in an effort to provide Executive with a separation package and to end the parties’ employment relationship on an amicable basis. Executive agrees that neither this Agreement nor any of its terms shall be offered or admitted into evidence or referenced in any judicial or administrative proceedings for the purpose or with the effect of attempting to prove fault or liability on the part of the Company, except as may be necessary to consummate or enforce the express terms of this Agreement.

6) Announcement to Employees and Third Parties. Both Executive and the Company agree to announce Executive's separation from the Company as a voluntary retirement. Executive and the Company agree to represent to employees, customers, and other third parties, unless otherwise required by law or process, that Executive is voluntarily retiring as of the Separation Date.

7) Confidentiality and Non-Disparagement. Executive remains subject to the obligations set forth in the Intellectual Property & Confidentiality Agreement and Non-Competition Addendum dated December 17, 2019 (the “Restrictive Covenant Agreement”). Executive hereby reaffirms his obligations under Restrictive Covenant Agreement, the terms of which are incorporated herein by reference. Executive agrees not to make any disparaging statements concerning the Company, its parent, or any of their affiliates, services, products, or current or former officers, directors, shareholders, employees or agents. This obligation extends to and includes statements on social media and any other medium.

8) Return of Property. Executive agrees that within one (1) day following the Separation Date, Executive will have returned all Company business records and property, including as applicable all financial files, notes, computers, cell phone, keys, contracts, employee records, files, correspondence, thumb drives, or the like containing information which was provided by the Company or obtained as a result of Executive’s employment relationship with the Company.

9) Future Assistance. In partial consideration for receiving the Separation Compensation, Executive agrees that he will reasonably cooperate and make himself reasonably available to the Company in the event his assistance is needed to locate, understand, or clarify work previously performed by his or other work-related issues relating to his employment. Executive further agrees, upon the Company’s request, to cooperate, assist and make himself reasonably available to the Company or its attorneys, on an as-needed basis, to provide information related to the Company in connection with any matter of which Executive had personal knowledge or involvement during the term of employment with the Company. This may include, but is not limited to, making himself reasonably available to provide information to the Company’s attorneys, providing truthful and accurate sworn testimony in the form of deposition, affidavit and/or otherwise requested by the Company or providing testimony to government agencies.

10) Taxes. All payments under this Separation Agreement shall be reduced by any applicable tax withholdings. It is intended that the benefits provided under this Separation Agreement shall comply with the provisions of Section 409A of the Internal Revenue Code (“Section 409A”) or qualify for an exemption to Section 409A, and this Separation Agreement shall be construed and interpreted in accordance with such intent. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party. The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

11) Miscellaneous.

a) Executive shall pay all damages (including, but not limited to, litigation and/or defense costs, expenses, prejudgment interest, and reasonable attorneys’ fees) incurred by the Company as a result of Executive’s material breach of this Agreement. The Company shall pay all damages (including, but not limited to, litigation and/or defense costs, expenses, prejudgment interest, and reasonable attorneys’ fees) incurred by Executive as a result of the Company’s material breach of this Agreement.

b) Executive agrees that the Company shall have no other obligations or liabilities to him except as provided herein. This Agreement shall be construed as a whole in accordance with its fair meaning and the laws of the State of Florida. Any dispute under this Agreement shall be adjudicated by a court of competent jurisdiction in the state or federal courts of Orange County, Florida. Except as otherwise provided for herein, this Agreement constitutes the entire agreement between the Company and Executive on the matters described herein and it shall not be modified unless in writing and executed by a duly authorized officer of the Company. The provisions of this Agreement are severable and if any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

c) EXECUTIVE ACKNOWLEDGES THAT HE VOLUNTARILY ENTERS INTO THIS AGREEMENT WITH A FULL AND COMPLETE UNDERSTANDING OF ITS TERMS AND LEGAL EFFECT. EXECUTIVE REPRESENTS THAT HE WAS ADVISED TO CONSULT WITH AN ATTORNEY ABOUT THE PROVISIONS OF THIS AGREEMENT BEFORE SIGNING BELOW.

d) Executive further represents that by entering into this Agreement, Executive is not relying on any statements or representations made by the Company, its officers, directors, agents, or employees, which are not specifically incorporated in this Agreement; rather, Executive is relying upon Executive’s own judgment and the advice of Executive’s attorney, if applicable.
e) The offer embodied in this Agreement shall remain open and capable of acceptance by Executive until May 2, 2022 after which time the offer shall be revoked. Executive acknowledges that he has been given at least 21 calendar days from the date of this Agreement to accept the terms of this Agreement, although he may accept it at any time within those 21 days. After Executive executes this Agreement, Executive will still have an additional 7 days in which to revoke his acceptance. To revoke, Executive must notify the Company’s CEO in writing delivered via hand delivery or certified mail, return receipt requested, and the Company’s CEO must receive such written notification before the end of the 7-day revocation period. If Executive does not execute this Agreement within the 21-day period, or if he timely revokes this Agreement during the 7-day revocation period, this Agreement will not become effective and he will not be entitled to the Separation Compensation provided for in Section 2 above, and he will return to the Company any and all Separation Compensation already received by him under this Agreement.

f) This Agreement may not be revoked at any time after the expiration of the 7-day revocation period referenced in Section 11(e) above. This Agreement is not intended to and shall not affect the right of Executive to file a lawsuit, complaint or charge that challenges the validity of this Agreement under the Older Workers Benefit Protection Act, 29 U.S.C. §626(f), with respect to claims under the ADEA. Executive agrees, however, that, with the exception of an action to challenge his waiver of claims under the ADEA, if he ever attempts to make, assert or prosecute any claim(s) covered by the General Release and Covenant Not to Sue in Section 3, he will, prior to filing or instituting such claim(s), return to the Company any and all the Separation Compensation payments already received by him under this Agreement, plus interest at the highest legal rate, and, with the exception of an action to challenge his waiver of claims under the ADEA, if the Company prevails in defending the enforceability of any portion of the Agreement or in defending itself against any such claim, he will pay the Company’s attorneys’ fees and costs incurred in defending itself against the claim(s) and/or the attempted revocation, recession or annulment of all or any portion of this Agreement.

g) The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon the successors and assigns of the Company and by this Section 11(g), Executive expressly consents to the Company’s right to assign this agreement. This Agreement cannot be assigned by Executive.

h) Except for those agreements specifically preserved herein, this Agreement sets forth the entire agreement between the parties concerning the termination of Executive’s employment with the Company and supersedes any other written or oral promises concerning the subject matter of this Agreement.

i) This Agreement may be signed in counterparts or transmitted by electronic means, but shall be considered duly executed if so signed by the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year indicated below.

FARO TECHNOLOGIES, INC.

By: /s/ Michael D. Burger
Its: President & CEO
Date: April 11, 2022

By: /s/ Kevin Beadle
Date: April 21,2022

EXHIBIT A

CERTIFICATE UPDATING RELEASE OF CLAIMS

I, hereby acknowledge and certify that I entered into a Severance Agreement and General Release with FARO Technologies, Inc. (the “Company”), dated this 21st day of April 2022 (the “Agreement”). Capitalized but undefined terms in this Certificate are defined in the Agreement. Pursuant to the Agreement, I am required to sign this “Certificate,” which updates the release of claims in the Agreement, in order to receive the severance benefits described in the Agreement. For this Certificate to become effective and for me to receive such severance benefits, I must sign this Certificate after the Separation Date but no later than seven days after the Separation Date. I will not sign this Certificate before the Separation Date. Subject to the foregoing, the date I sign this Certificate is the “Certificate Effective Date.” I further agree as follows:

1.A copy of this Certificate was attached as an Exhibit to the Agreement.
2.In consideration of the benefits described in the Agreement, for which I become eligible only if I sign this Certificate, I hereby extend the release of claims set forth in the Agreement to any and all claims that arose after the date I signed the Agreement through the date I signed this Certificate, subject to all other exclusions and terms set forth in the Agreement.
3.I have carefully read and fully understand all of the provisions of this Certificate, I knowingly and voluntarily agree to all of the terms set forth in this Certificate, and I acknowledge that in entering into this Certificate, I am not relying on any representation, promise or inducement made by the Company or its officers, directors, employees, agents or other representatives with the exception of those promises expressly contained in this Certificate and the Agreement.
4.I also represent that I have not been subject to any retaliation or any other form of adverse action by the released parties for any action taken by me as an employee or resulting from my exercise of or attempt to exercise any statutory rights recognized under federal, state or local law. I agree that I have been paid all unpaid wages and other compensation owed to me as of the Separation Date. I also agree that none of my rights have been violated under any statute, common law or Company policy, program or agreement. I represent that I have reported any and all workplace injuries that I suffered during my employment, if any, to the Company before executing this Certificate.
5.I agree that this Certificate is part of the Agreement.
Accepted and Agreed:

________________________________________
Kevin Beadle

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Date